AMENDED AND RESTATED CODE OF ETHICS
                             Effective April 1, 2002

                              For Access Persons of
                              Oak Ridge Funds, Inc.
                           Oak Ridge Investments, Inc.
                                       and
                           Oak Ridge Investments, LLC

I. DEFINITIONS

         A.       "Act" means the Investment Company Act of 1940, as amended.

         B.       "Fund" means Oak Ridge Funds, Inc.

         C. "Access person" means (i) any director, officer or advisory person of the Fund or Oak Ridge Investments, LLC (the "Adviser") and (ii) any director or officer of Oak Ridge Investments, Inc. (the "Principal Underwriter").

         D. "Administrator" means the entity responsible for the Fund's administrative operations. U.S. Bancorp Fund Services, LLC currently occupies this position.

         E. "Advisory person" means: (i) any employee of the Fund or the Adviser or (of any company in a control relationship to the Fund or Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                  (ii) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security by the Fund.

         F. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         G. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. As a general matter, "beneficial ownership" will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

                  Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

                           (i)      securities held in the person's own name;

                           (ii) securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

                           (iii) securities held by a bank or broker as nominee or custodian on such persons' behalf or pledged as collateral for a loan;

                           (iv) securities held by members of the person's immediate family sharing the same household if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale, or voting of such securities ("immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships);

                           (v) securities held by a relative not residing in the person's home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

                           (vi) securities held by a trust of which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                           (vii) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

                           (viii) securities held by a general partnership or limited partnership in which the person is a general partner; and

                           (ix) securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

                  Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the President of the Fund. Such questions will be resolved in accordance with, and this definition is subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         H.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act. As a general matter, "control" means the power to exercise a controlling influence. The "power to exercise a controlling influence" is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of any entity shall be presumed to control such entity.

         I. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the Act.

         J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

         K. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act and shall include: common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; shares of closed-end investment companies, futures, commodities and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security. The term "security" also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded. It shall not include shares of registered open-end investment companies, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Fund's Board of Directors.

II. GENERAL FIDUCIARY PRINCIPLES

         In addition to the specific principles enunciated in this Code of Ethics, all access persons shall be governed by the following general fiduciary principles:

         A. The duty at all times to place the interests of shareholders above all others;

         B. The requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         C. The fundamental standard that no access person should take inappropriate advantage of their position.

III. EXEMPTED TRANSACTIONS

         The provisions of Sections IV, V and VI of this Code of Ethics shall not apply to:

                  (i) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control (e.g., a blind trust);

                  (ii) Purchases or sales of securities which are not eligible for purchase or sale by the Fund;

                  (iii) Purchases or sales which are non-volitional on the part of either the access person or the Fund;

                  (iv) Purchases which are part of an automatic dividend reinvestment plan;

                  (v) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  (vi) Purchases or sales which receive the prior approval of the President of the Fund because they are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

IV. PROHIBITED ACTIVITIES

         A. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known that during the 15-day period immediately before or after the access person's transaction, the Fund purchased or sold the security or the Fund or Adviser considered purchasing or selling the security. However, an access person may purchase or sell the same securities as the Fund provided the access person executes both the purchase and sale of such security at the same or worse price as that received by the Fund.

         With the exception of the Fund's disinterested directors:

         B. No access person shall acquire any securities in an initial public offering.

         C. No access person shall acquire securities pursuant to a private placement without prior approval from the Fund's Board of Directors. In determining whether approval should be granted, the Board of Directors should consider:

                           (i) whether the investment opportunity should be
                               reserved for the Fund and its shareholders; and

                           (ii) whether the opportunity is being offered to an individual by virtue of his or her position with the Fund.

                  The Fund must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person for at least five years after the end of the fiscal year in which the approval is granted. In the event approval is granted, the access person must disclose the investment when he or she plays a material role in the Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

         D. No access person who acts as a portfolio manager for the Fund shall profit from the purchase and sale, or sale and purchase, of the same, or equivalent, securities within sixty (60) calendar days unless the security is purchased and sold by the Fund within sixty (60) calendar days and the access person complies with Section IV.A. Any profits realized on such short-term trades must be disgorged by the access person; provided, however, that the Board of Directors may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception. This prohibition shall not apply to purchases and sales, or sales and purchases of broad based stock index options.

         E. No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

         F. No access person shall serve on the board of directors of a publicly traded company without prior authorization from the Fund's Board of Directors based upon a determination that the board service would not be inconsistent with the interests of the Fund and its shareholders. In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions through a "Chinese wall."

V. POLICY ON SECURITY OWNERSHIP

         In addition to the prohibitions contained in Section IV hereof, it is the general policy of the Fund that no access person shall have any direct or indirect beneficial ownership of any security which is also owned by the Fund unless said access person complies with Section IV.A. Upon the discovery by the Fund or any access person that an access person has direct or indirect beneficial ownership of a security which is also owned by the Fund, such access person shall promptly report such fact to the President of the Fund, and may be required to divest himself or herself of such ownership if the President determines that any significant conflict of interest or potential conflict of interest exists as a result of such ownership. This policy enumerated in this
         Section V shall not apply to disinterested directors.

VI.        PRECLEARANCE

           A. Advance clearance is required for all personal securities transactions. A form provided for advance clearance is attached hereto as Appendix 1. Clearance requests should be submitted in writing in duplicate to Mr. Sam Wegbreit, or in his absence, Mr. David Klaskin, who may approve or disapprove such transactions on the grounds of compliance with this Code of Ethics or otherwise. Approval shall only be given when the person giving it has determined that the intended transaction does not fall within any of the prohibitions of this Code. One copy of the clearance request will be returned to the access person showing approval or disapproval and one copy will be retained by Mr. Wegbreit.

           B. The trade authorization is effective until the earlier of (i) its revocation (ii) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (iii) the access person learns that the information in the trade request is not accurate. If the trade is not executed within that period, a new advance authorization must be obtained before the transaction is placed.

VII.       REPORTING

           A. Except for the transactions set forth in Section III, all securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by the Fund's Administrator.

           B. With the exception of disinterested directors, every access person shall report to the Administrator the information described in Section VII(E) of this Code of Ethics with respect to the transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

           C. Every access person shall report to the Administrator the information described in Section VII(E) of this Code even if such access person has no personal securities transactions to report for the reporting period.

           D. A disinterested director of the Fund need only report a transaction in a security if such director, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund or the Adviser.

           E. Every report required to be made by this Section of this Code of Ethics shall be made not later than ten (10) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each security involved;

                           (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) The price of the security at which the transaction was effected; and

                           (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  The determination date for timely compliance with this Section is the date the report is received by the Administrator, which date must be recorded on the report.

           F. Any report filed pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

           G. With the exception of disinterested directors, every access person shall direct his or her brokers to supply to the Administrator, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which such access person has a beneficial ownership interest. Attached hereto as Appendix 2 is a form letter that may be used to request such documents from the respective broker, dealer, or bank. It is the responsibility of the access person to make sure that his or her broker does in fact send the Administrator the duplicate confirmations and the duplicate statements. These forms, confirmations and statements will be maintained in strictest confidence by the Administrator.

           H. In addition to the reporting requirements, every access person with the exception of disinterested directors, shall also disclose to the Administrator all personal securities holdings within ten (10) days of such person's commencement of employment. Such disclosures shall be made on the form attached hereto as Appendix 3.
                                     -----------

           I. In addition to the above reporting requirements, every access person with the exception of disinterested directors shall disclose to the Administrator all personal securities holdings in an annual report which reflects such person's securities holdings as of June 30th. Such annual report must be received by the Administrator no later than July 31st of each year. Such disclosures shall be made on the form attached hereto as Appendix 4.
                  -----------

VIII. COMPLIANCE WITH THE CODE OF ETHICS

           A. All access persons shall certify, upon becoming an access person of the Fund, the Adviser and/or the Principal Underwriter, using the form attached hereto as Appendix 5,
                  that:                                          ----------

                 (i)    They have received the Code of Ethics;

                 (ii) They will report all personal securities transactions required to be reported pursuant to the Code; and

                 (iii) They will comply with the Code of Ethics in all other respects.

           B. All access persons shall certify annually, using the form attached hereto as Appendix 6, that:

                 (i) They have read and understand the Code of Ethics and recognize that they are subject thereto; and

                 (ii) They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

           C. The Administrator, in conjunction with the Fund's legal counsel, shall prepare a quarterly report to the Fund's board of directors which shall:

                 (i) Summarize existing procedures concerning personal investing and recommend any changes in the procedures;

                 (ii)   Identify any violations; and

                 (iii) Identify any recommended changes in existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

           D. The quarterly reports shall be summarized in an annual report to the Fund's Board of Directors and shall include a certification from the Fund, Adviser and Principal Underwriter stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

IX.        SANCTIONS

           Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.

                                                                      Appendix 1

                 TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1. Name of Access Person:                    -----------------------------------

2. If different than (1), name of the person
   in whose account the trade will occur:    -----------------------------------

3. Relationship of (2) to (1):               -----------------------------------

4. Name of Security:                         -----------------------------------

5. Maximum number of shares or units to be
   purchased or sold or amount of bond:      -----------------------------------


6. Check if applicable:  Purchase             Market Order
                                  ---------                 ---------

                         Sale                 Limit Order              (Limit Order Price:          )
                                  ---------                 ---------                     ---------


7. In connection with the foregoing transaction, I hereby make the foregoing representations and warranties:

    (a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

    (b) To my knowledge:

         (1) The Securities [are / are not] (circle one) held by the Fund;

         (2) There are no outstanding purchase or sell orders for this Security by the Fund; and

         (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by the Fund.

    (c)  The Securities are not being acquired in an initial public offering.

    (d) If I am a Portfolio Manager and I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.

    (e) If I am a Portfolio Manager and I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.

    (f) I have read the Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


------------------------------------        ------------------------------------
Access Person                               Print Name


                     CERTIFICATION OF ACCESS PERSON DESIGNEE

    The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this Form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.


------------------------------------        ------------------------------------
Access Person Designee                      Print Name


                                  AUTHORIZATION

Authorized By:                                Date:            Time:
             -------------------------------      -------------     -----------

                                                                      Appendix 2


                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     (Date)

(Broker Name and Address)

   Subject:    Account #
                        ---------------------------------


Dear                                :
     -------------------------------

         You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to U.S. Bancorp Fund Services, LLC. Please address the confirmations and statements directly to:

              Oak Ridge Funds, Inc.
              c/o Ms. Bea Spoerl
              U.S. Bancorp Fund Services, LLC
              615 E. Michigan Street
              Milwaukee, WI  53202

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Mr. Sam Wegbreit of Oak Ridge at
(312) 857-1040.


                                            Sincerely,


                                            (Name of Access Person)


cc:      Mr. Sam Wegbreit

                                                                      Appendix 3

                                     INITIAL
                       PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with Section VII(H) of the Code of Ethics, please provide a list of all securities in which you have a beneficial interest.

(1)      Name of Access Person:                   ------------------------------

(2)      If different than (1), name of the person
         in whose name the account is held:       ------------------------------

(3)      Relationship of (2) to (1):              ------------------------------

(4)      Broker at which Account is maintained:   ------------------------------

(5)      Account Number:                          ------------------------------

(6)      Contact person at Broker and phone number:
                                                  ------------------------------
(7) For each account, attach the most recent account statement listing securities in that account. If you have a beneficial interest in securities that are not listed in an attached account statement, list them below:

     Name of Security           Quantity     Value                Custodian
     ----------------           --------     -----                ---------
1.
    ----------------------------------------------------------------------------

2.
    ----------------------------------------------------------------------------

3.
    ----------------------------------------------------------------------------

4.
    ----------------------------------------------------------------------------

5.
    ----------------------------------------------------------------------------

                     (Attach additional sheet if necessary)

         I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest.


                                                 -------------------------------
                                                 Access Person Signature

Dated:                                           -------------------------------
      -------------------------------            Print Name

                                                                      Appendix 4

                                     ANNUAL
                       PERSONAL SECURITIES HOLDINGS REPORT

         In accordance with Section VII(I) of the Code of Ethics, please provide the following information:

(1) Provide the following information with respect to all securities in which you had a direct or indirect beneficial interest as of June 30th of the current year:

         Name of Security     Quantity      Value    Direct or Indirect Interest
         ----------------     ---------     -----    ---------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     (Attach additional sheet if necessary)

Alternatively, you may attach copies of account statements which provide the foregoing information.

(2) If your beneficial interest in any of the aforementioned securities is indirect, please provide the name of the direct owner and describe your relationship with such person:

(3) Provide the name of any broker, dealer or bank with whom an account is maintained in which any of the aforementioned securities are held for your direct or indirect benefit (including the name and telephone number of a contact person):

(4)      Provide account number(s):
                                   ---------------------------------------------
         I certify that this form and the attached statements (if any) constitute all of the securities in which I have a beneficial interest as of June 30th of the current year.

                                            ------------------------------------
                                            Access Person Signature

Dated:
      ------------------------------------  ------------------------------------
                                            Print Name

                                                                     Appendix 5



                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


         I acknowledge that I have received the Amended and Restated Code of Ethics effective as of April ___, 2002, and represent:

         1. In accordance with Section VII of the Code of Ethics, I will report all securities transactions in which I have a beneficial interest, except for transactions exempt from reporting under Section III of the Code of Ethics.

         2. I will comply with the Code of Ethics in all other respects.



                                            -----------------------------------
                                            Access Person Signature


                                            -----------------------------------
                                            Print Name


Dated:
      ----------------------------------

                                                                      Appendix 6


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS



         I certify that during the past year:

         1. In accordance with Section VII of the Code of Ethics, I have reported all securities transactions in which I have a beneficial interest except for transactions exempt from reporting under Section III and except to the extent disclosed on an attached schedule.

         2. I have complied with the Code of Ethics in all other respects.

         3. I have read and understand the Code of Ethics and recognize that I am subject to the Code of Ethics.



                                            -----------------------------------
                                            Access Person Signature


                                            -----------------------------------
                                            Print Name


Dated:____________________